DECHERT PRICE & RHOADS
                             1775 Eye Street, N.W.
                             Washington, D.C. 20006


                                 April 24, 1998


Neuberger&Berman Advisers Management Trust
605 Third Avenue
Second Floor
New York, New York  10158-0006

Re: Post-Effective Amendment No. 26 to Registration Statement on Form N-1A for Neuberger&Berman Advisers Management Trust (the "Trust")
         (File Nos. 2-88566 and 811-4255)

Dear Sirs and Madams:

     We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 26 to the Trust's Registration Statement.

                                       Very truly yours,




                                       Dechert Price & Rhoads